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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of World Color Press, Inc. on Form S-4 of our reports dated February 4, 1998, included and incorporated by reference in the Annual Report on Form 10-K of World Color Press, Inc. for the year ended December 28, 1997, and to the use of our report dated February 4, 1998, appearing in the Prospectus which is part of this Registration Statement. We also consent to the reference to us under the headings "Summary Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
March 8, 1999